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                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS      BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze        William Ruehle
Corporate Communications Department   Vice President and Chief Financial Officer
949-450-8700                          949-450-8700
blanning@broadcom.com                 billr@broadcom.com
ealgaze@broadcom.com

ELEMENT 14 CONTACT
Stan Boland
President and CEO
011-44-7768-032773
stan.boland@element-14.com


                         BROADCOM TO ACQUIRE ELEMENT 14,
         LEADING DEVELOPER OF HIGH PORT DENSITY, LOW-POWER DSL CHIPSETS

    Advanced System and DSP Architecture Enables Significant Breakthrough in
                         Integration and Power Reduction

IRVINE, Calif. and CAMBRIDGE, UK - October 4, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today announced that it has signed a definitive agreement to acquire Element 14, a leading developer of high-port density, low-power digital subscriber line (DSL) chipsets, software and communications processor technology. By adding a full range of DSL expertise to its local, metropolitan and wide area network, voice, video and home networking capabilities, Broadcom continues to build its leadership in the delivery of broadband solutions for all major telephony infrastructure, enterprise and home markets.

Founded in 1999, Element 14 is a privately held, fabless semiconductor company headquartered in Cambridge, UK, with additional design centers in Bristol, UK, and Mechelen, Belgium. Element 14 has a team of 68 people focused on DSL system design, mixed-signal design and DSP design for communications applications. The company has been granted or has filed applications for 19 patents.

Element 14 is developing what is anticipated to be the industry's first 12-port, full-rate ADSL solution for the central office (CO). The combination of the company's advanced algorithms and DSP architecture will enable the lowest power consumption per channel of any competitive solution.

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The transceiver chipsets in the CO convert high frequency analog signals from multiple DSL connections into packets and cells and aggregate these for transmission on high-speed backbones. With Element 14's technology, Broadcom will enable equipment vendors of DSL access multiplexers (DSLAMs) and digital loop carriers (DLCs) to offer a significant increase in the number of DSL-enabled copper twisted-pairs that can be supported within their tight heat, power and space constraints. Follow-on products are planned for standards-based symmetric DSL markets

Combined with Broadcom's leadership position and technical expertise in home and enterprise networking, Element 14's technology will enable feature-rich, highly integrated ADSL customer premises equipment (CPE) solutions opening the way for the deployment of cost-effective ADSL residential gateways. Broadcom DSL residential gateway products will become part of a gateway product portfolio that already includes Broadcom's recently announced BCM3352, an industry-leading, single-chip cable modem solution.

"We believe this acquisition will position Broadcom as a leader in the ADSL market," said Dr. Henry T. Nicholas III, Broadcom's President and CEO. "Together our combined product lines will offer the most comprehensive portfolio for copper twisted pair broadband delivery. Broadcom is already the market leader in VDSL and cable modems, and we are now positioned to provide every means of delivering broadband access to the home and business. Additionally, Element 14's world class DSP technology can be leveraged across all our business units." Dell'Oro Research recently estimated that the total number of combined CO and CPE DSL ports shipped in 2000 will be 25 million, a five-fold increase compared with five million in 1999. By 2004, they expect the number of annual DSL port shipments to grow to 80 million.

"We look forward to combining our ADSL expertise with Broadcom's market-leading VDSL and home gateway capabilities, a match with powerful synergies," said Stan Boland, Element 14's President and CEO. "By integrating our DSL transceiver technology with Broadcom's key strengths in voice processing, network processing, home networking, wireless and video, we will be uniquely positioned to build compelling integrated solutions for both ends of the wire. We felt our technology already gave us leadership in ADSL solutions for the CO but to develop the next generation of subscriber products, we saw a clear need to have access to multiple network, protocol, voice and home networking technologies. Broadcom is clearly the market leader in these areas."

Following the acquisition, Broadcom will establish a new DSL business unit to be headed by Boland. This new business unit will encompass Broadcom's VDSL and ADSL businesses, and all related telco local loop transmission activities.

In connection with the acquisition, Broadcom will issue in aggregate about 2.65 million shares of its Class A Common Stock in exchange for all outstanding shares of Element 14 Preferred and Common Stock and upon exercise of outstanding employee stock options, warrants and other rights of Element 14. The merger transaction is expected to close

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within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits approval by Element 14's shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record one-time charges for purchased in-process research and development expenses, and employer's national insurance contribution expense for UK employees, related to the acquisition, in its fourth fiscal quarter (ending December 31).

ABOUT ELEMENT 14
Element 14 designs and sells high performance, low power communications integrated circuits (ICs) optimized for high-density DSL applications. Element 14's team of 68 people includes some of the most talented and accomplished silicon designers, software engineers and communications experts from the semiconductor and telecommunications industries. From facilities in the UK and Belgium, the world-class design team brings unique competencies to the company including mixed-signal IC design and implementation, DSL systems design, DSL applications software and line card reference design, processor architecture, digital IC definition, verification, system software and tools, processor microarchitecture and high speed digital IC implementation. In June, Element 14 was recognized by Red Herring magazine as one of its "10 to Watch" companies for the year 2000. Contact the company at www.element-14.com.

ABOUT BROADCOM
Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.


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Important factors that may cause such a difference for Broadcom in connection with the acquisition of Element 14 include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which present and future customers and end-users adopt Broadcom's and Element 14's technologies and products in the markets for digital subscriber line products; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.




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